As filed with the Securities and Exchange Commission on January 30, 2014

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONTAGE TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	3674	Not applicable
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room A1601, Technology Building, 900 Yi Shan Road

Xuhui District, Shanghai, 200233

People’s Republic of China

Tel: (86 21) 6128-5678

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Voll

Chief Financial Officer

2025 Gateway Place, Suite 262

San Jose CA 95110

Tel: 408-982-2788

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Portia Ku Eric C. Sibbitt O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, CA 94025 Tel: (650) 473-2600	James J. Masetti Heidi E. Mayon Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304 Tel: (650) 233-4500

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-193417

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary shares, par value $0.0125 per share	402,500	$21.00	$8,452,500	$1,088.68

(1)	Represents only the additional number of shares of the Registrant’s ordinary shares being registered and includes shares that the underwriters have the option to purchase, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-193417) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 30, 2014.
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933 (the “Securities Act”), based on the proposed maximum aggregate offering price. The Registrant previously registered 5,750,000 shares of its ordinary shares pursuant to the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act, an additional 402,500 shares of the Registrant’s ordinary shares are being registered, which includes 52,500 shares that the underwriters have the option to purchase, if any.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of ordinary shares, par value $0.0125 per share, of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-193417), initially filed with the Commission by the Registrant on January 17, 2014 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, on January 30, 2014.

MONTAGE TECHNOLOGY GROUP LIMITED

By:	/s/ Howard C. Yang
Name: Howard C. Yang
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 30, 2014.

Signature	Title	Date

/s/ Howard C. Yang Howard C. Yang	Chairman and Chief Executive Officer	January 30, 2014

/s/ Stephen Tai Stephen Tai	Director and President	January 30, 2014

/s/ Mark Voll Mark Voll	Chief Financial Officer (principal financial and accounting officer and authorized United States representative)	January 30, 2014

/s/ Cathy Yen Cathy Yen	Director	January 30, 2014

/s/ Yung Kuei (YK) Yu Yung Kuei (YK) Yu	Director	January 30, 2014

/s/ Jung-Kung (Jackie) Yang Jung-Kung (Jackie) Yang	Director	January 30, 2014

* Edward Way	Director	January 30, 2014

/s/ Charles Sodini Charles Sodini	Director	January 30, 2014

*By:	/s/ Mark Voll
Mark Voll Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference				Herewith Filed
		Form	File No.	Exhibit	Date

5.1	Opinion of Conyers Dill & Pearman (Cayman)Limited regarding the validity of the ordinary shares being registered	S-1A	333-193417	5.1	1/17/14

8.1	Opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters	S-1A	333-193417	8.1	1/17/14

8.2	Opinion of Conyers Dill & Pearman (Cayman)Limited regarding certain Cayman Islands tax matters	S-1A	333-193417	8.2	1/17/14

8.3	Opinion of Commerce & Finance Law Offices regarding certain PRC tax matters	S-1A	333-193417	8.3	1/17/14

23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP					X

23.2	Consent of O’Melveny & Myers LLP (included as part of Exhibit 8.1)	S-1	333-193417	8.1	1/17/14

23.3	Consent of Conyers Dill & Pearman (Cayman) Limited (included as part of Exhibit 5.1)	S-1	333-193417	5.1	1/17/14

23.4	Consent of Commerce & Finance Law Offices	S-1	333-193417	23.4	1/17/14